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                                                                   Exhibit 3.3.2
                                    BYLAWS

                                      OF

                                NUMATECH, INC.




                                   ARTICLE I

                                    OFFICES

     SECTION 1. REGISTERED OFFICE. The initial registered office shall be in the City of Highland, County of Oakland, State of Michigan.

     SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both in and outside the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                                 SHAREHOLDERS

     SECTION 1. PLACE OF MEETING. All meetings of the shareholders of the corporation shall be held at the registered office or such other place, either within or without the State of Michigan, as may be determined from time to time by the board of directors.

     SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders for election of directors and for such other business as may properly come before the meeting, commencing with the year 1995, shall be held in May, at a date and time as shall be determined by the board of directors, or at such other date and time as shall be determined from time to time by the board of directors, unless such action is taken by written consent as provided in Section 12 of this Article. If the annual meeting is not held on the date designated therefor, the board shall cause the meeting to be held as soon thereafter as convenient.

     SECTION 3. ORDER OF BUSINESS AT ANNUAL MEETING. The order of business at the annual meeting of the shareholders shall be as follows:

     (a)  Reading of notice and proof of mailing,

     (b)  Reports of Officers,

     (c)  Election of Directors,

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     (d)  Transaction of other business mentioned in the notice,

     (e)  Adjournment,

provided that the presiding officer may vary the order of business at his or her discretion.

     SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided in the Michigan Business Corporation Act (herein called the "Act"), written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. If a meeting is adjourned to another time or place, it is not necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only business is transacted as might have been transacted at the original meeting. If after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at the meeting.

     SECTION 5. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent having charge of the stock transfer books for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall:

     (a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

     (b)  Be produced at the time and place of the meeting.

     (c) Be subject to inspection by any shareholder during the whole time of the meeting.

     (d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.


     SECTION 6. SPECIAL MEETING OF SHAREHOLDERS. A special meeting of shareholders may be called at any time by the chief executive officer of the corporation (see Article V, Section 4) or by a majority of the members of the board of directors then in office, or by shareholders owning, in the aggregate, not less than ten percent (10%) of all the shares entitled to vote at such special meeting. The method by which such meeting may be called is as follows:
Upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the chief executive officer, or by a majority of the members of the board of directors then in office, or by shareholders as above provided, the secretary of the corporation shall prepare, sign and mail the notices requisite to such meeting.

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     SECTION 7.  QUORUM OF SHAREHOLDERS. Unless a greater or lesser quorum is provided in the articles of incorporation, in a bylaw adopted by the shareholders or incorporators, or in the Act, shares entitled to cast a majority of the votes at a meeting constitute a quorum at the meeting. The shareholders present in person or by proxy at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present.

     SECTION 8.  VOTE OF SHAREHOLDERS. Each outstanding share is entitled to one
(1) vote on each matter submitted to a vote, unless otherwise provided in the articles of incorporation. A vote may be cast either orally or in writing. If an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the articles of incorporation or the Act. Except as otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast at an election.

     SECTION 9. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of a meeting, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section, the determination applies to any adjournment of the meeting, unless the board of directors fixes a new record date under this Section for the adjourned meeting. For the purpose of determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board and shall not be more than ten (10) days after the board resolution. If a record date is not fixed and prior action by the board of directors is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the board is adopted. If a record date is not fixed and prior action by the board of directors is not required, the record date shall be the first date on which a signed written consent is delivered to the corporation as provided in Section 12 of this Article. For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the board of directors may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the board. The date shall not be more than sixty (60) days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the

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record date shall be the close of business on the day on which the resolution of the board of directors relating to the corporate action is adopted.

     SECTION 10. PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize one or more other persons to act for him or her by proxy. A proxy shall be signed by the shareholder or his or her authorized agent or representative. A proxy is not valid after the expiration of three (3) years from its date unless otherwise provided in the proxy.

     SECTION 11. INSPECTORS OF ELECTION. The board of directors, in advance of a shareholders' meeting, may appoint one (1) or more inspectors of election to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one (1) or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

     SECTION 12. ACTION BY WRITTEN CONSENT. The articles of incorporation may provide that any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within sixty (60) days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than ten (10) days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing. Any action required or permitted by the

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Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if, before or after the action, all the shareholders entitled to vote consent in writing.

     SECTION 13. PARTICIPATION IN MEETING BY TELEPHONE. Unless otherwise restricted by the articles of incorporation, by oral or written permission of a majority of the shareholders, a shareholder may participate in a meeting of shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the participants in the conference shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. NUMBER AND TERM OF DIRECTORS. The number of directors which shall constitute the whole board shall be three (3) directors. Thereafter, the number of directors which shall constitute the board of directors for each ensuing year shall be determined at the annual meeting by vote of the shareholders prior to such election; provided, however, that if a motion is not made and carried to increase or decrease the number of directors, the board shall consist of the same number of directors as were elected for the preceding year. The shareholders may also increase or decrease the number of directors at any meeting of the shareholders or by a written consent in lieu thereof. Either the shareholders or the board of directors may fill the vacancy caused by an increase in the number of directors. The first board of directors shall hold office until the first annual meeting of shareholders. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the succeeding annual meeting, except in the case of classification of directors as permitted by the Act. A director shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until his or her resignation or removal. Directors need not be shareholders and may serve continuous terms.

     SECTION 2. VACANCIES. Unless otherwise limited by the articles of incorporation, if a vacancy, including a vacancy resulting from an increase in the number of directors, occurs in the board of directors, the vacancy may be filled as follows:

     (a)  The shareholders may fill the vacancy.

     (b)  The board may fill the vacancy.

     (c) If the directors remaining in office constitute fewer than a quorum of the board of directors, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

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Unless otherwise provided in the articles of incorporation, if the holders of any class or classes of stock or series are entitled to elect one (1) or more directors to the exclusion of other shareholders, vacancies of that class or classes or series may be filled only by one (1) of the following:

     (a) By a majority of the directors elected by the holders of that class or classes or series then in office, whether or not those directors constitute a quorum of the board of directors.

     (b) By the holders of shares of that class or classes of shares, or series.

Unless otherwise limited by the articles of incorporation or these bylaws, in the case of a corporation the board of directors of which are divided into classes, any director chosen to fill a vacancy shall hold office until the next election of the class for which the director shall have been chosen, and until his or her successor is elected and qualified. If because of death, resignation, or other cause, a corporation has no directors in office, an officer, a shareholder, a personal representative, administrator, trustee, or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the articles of incorporation or these bylaws. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date under Section 4 of this Article or otherwise, may be filled before the vacancy occurs but the newly elected or appointed director may not take office until the vacancy occurs.

     SECTION 3. REMOVAL. The shareholders may remove one (1) or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The vote for removal shall be by a majority of shares entitled to vote at an election of directors, unless the articles of incorporation require a higher vote for removal without cause.

     SECTION 4. RESIGNATION. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a later time as set forth in the notice of resignation.

     SECTION 5. POWERS. The business and affairs of the corporation shall be managed by its board of directors except as otherwise provided in the Act or in the articles of incorporation.

     SECTION 6. LOCATION OF MEETINGS. Regular or special meetings of the board of directors may be held either in or outside the State of Michigan.

     SECTION 7. ORGANIZATION MEETING OF BOARD. The first meeting of each newly elected board of directors shall be held at the place of holding the annual meeting of shareholders, and immediately following the same, for the purpose of electing officers and transacting any other business properly brought before it, provided that the organization meeting in any year may be held at a different time and place than that herein provided by a consent of a majority of the directors of such new board. No notice

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of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, unless said meeting is not held at the place of holding and immediately following the annual meeting of shareholders.

     SECTION 8. REGULAR MEETING OF BOARD. Any regular meeting of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     SECTION 9. SPECIAL MEETING OF BOARD. Any special meeting of the board of directors may be called by the chief executive officer, or by a majority of the persons then comprising the board of directors, at any time by means of notice of the time and place thereof to each director, given not less than twenty-four
(24) hours before the time such special meeting is to be held.

     SECTION 10. COMMITTEES OF DIRECTORS. The board of directors may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors creating such committee, may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. A committee does not have the power or authority to amend the articles of incorporation, adopt an agreement of merger or share exchange, recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, amend the bylaws of the corporation or fill vacancies in the board of directors; and, unless the resolution of the board of directors creating such committee, the articles of incorporation or bylaws expressly so provide, a committee does not have the power or authority to declare a distribution, dividend or to authorize the issuance of stock. Any such committee, and each member thereof, shall serve at the pleasure of the board of directors.

     SECTION 11. QUORUM AND REQUIRED VOTE OF BOARD AND COMMITTEES. At all meetings of the board of directors, or of a committee thereof, a majority of the members of the board then in office, or of the members of a committee of the board of directors, constitutes a quorum for transaction of business, unless the articles of incorporation, these bylaws, or in the case of a committee, the board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board of directors or of the committee unless the vote of a larger number is required by the Act, the articles of incorporation, or these bylaws, or in the

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case of a committee, the board resolution establishing the committee. Amendment of these bylaws by the board of directors requires the vote of not less than a majority of the members of the board then in office. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 12. ACTION BY WRITTEN CONSENT. Action required or permitted to be taken under authorization voted at a meeting of the board of directors or a committee of the board of directors, may be taken without a meeting if, before or after the action, all members of the board then in office or of the committee consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the board of directors or committee. The consent has the same effect as a vote of the board of directors or committee for all purposes.

     SECTION 13. COMPENSATION OF DIRECTORS. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers, but approval of the shareholders is required if the articles of incorporation, these bylaws or any provisions of the Act so provide.

     SECTION 14. PARTICIPATION IN MEETING BY TELEPHONE. By oral or written permission of a majority of the board of directors, a member of the board of directors or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

                                  ARTICLE IV

                                    NOTICES

     SECTION 1. NOTICE. Whenever any notice or communication is required to be given by mail to any director or shareholder under any provision of the Act, or of the articles of incorporation or of these bylaws, it shall be given in writing, except as otherwise provided in the Act, to such director or shareholder at the address designated by him or her for that purpose or, if none is designated, at his or her last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service. The mailing shall be registered, certified or other first class mail except where otherwise provided in the Act. Written notice may also be given in person or by telegram, telecopy, telex, radiogram, cablegram, or mailgram, and such notice shall be deemed to be given when the recipient receives the notice personally, or when the notice, addressed as provided above, has been delivered to the corporation, or to the equipment transmitting such notice. Neither the business to be transacted at, nor the

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purpose of, a regular or special meeting of the board of directors need be specified in the notice of the meeting.

     SECTION 2. WAIVER OF NOTICE. When, under the Act or the articles of incorporation or these bylaws, or by the terms of an agreement or instrument, a corporation or the board of directors or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in case of a shareholder, by his or her attorney-in-fact, submits a signed waiver of such requirements. Neither the business to be transacted at, nor the purpose of, a regular or special meeting of the board of directors need be specified in the waiver of notice of the meeting. Attendance of a person at a meeting of shareholders constitutes a waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.



                                   ARTICLE V

                                   OFFICERS

     SECTION 1. SELECTION. The board of directors, at its first meeting and at its organization meeting following the annual meeting of shareholders, shall elect or appoint a president, a secretary and a treasurer. The board of directors may also elect or appoint a chairman of the board, one (1) or more vice presidents and such other officers, employees and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Two (2) or more offices may be held by the same person but an officer shall not execute, acknowledge or verify an instrument in more than one (1) capacity.

     SECTION 2. COMPENSATION. The salaries of all officers, employees and agents of the corporation shall be fixed by the board of directors; provided, however, that the board may delegate to the officers the fixing of compensation of assistant officers, employees and agents.

     SECTION 3. TERM, REMOVAL AND VACANCIES. Each officer of the corporation shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her

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resignation or removal. An officer elected or appointed by the board of directors may be removed by the board with or without cause at any time. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

     SECTION 4. CHIEF EXECUTIVE OFFICER. If the board of directors desires to elect or appoint a chief executive officer, the board shall designate the chairman of the board or president as such officer at the first meeting of each newly elected board of directors; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any special meeting of the board of directors. The president shall be the chief executive officer whenever the office of chairman of the board is vacant. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. The chairman of the board or president who is not the chief executive officer shall be subject to the authority of the chief executive officer, but shall exercise all of the powers and discharge all of the duties of the chief executive officer during the absence or disability of the chief executive officer.

     SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. If the board of directors elects or appoints a chairman of the board, he or she shall be elected or appointed by, and from among the membership of, the board of directors. He or she shall preside at all meetings of the shareholders, of the board of directors and of any executive committee. He or she shall perform such other duties and functions as shall be assigned to him or her from time to time by the board of directors. He or she shall be, ex officio, a member of all standing committees. Except where by law the signature of the president of the corporation is required, the chairman of the board of directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the board of directors. During the absence or disability of the president, or while that office is vacant, the chairman of the board of directors shall exercise all of the powers and discharge all of the duties of the president.

     SECTION 6. PRESIDENT. During the absence or disability of the chairman of the board, or while that office is vacant, the president shall preside over all meetings of the board of directors, of the shareholders and of any executive committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the chairman of the board. He or she shall be, ex officio, a member of all standing committees. The president shall, in general, perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors.


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     SECTION 7.  VICE PRESIDENTS.  The board of directors may elect or appoint one or more vice presidents. The board of directors may designate one or more vice presidents as executive or senior vice presidents. Unless the board of directors shall otherwise provide by resolution duly adopted by it, such of the vice presidents as shall have been designated executive or senior vice presidents and are members of the board of directors in the order specified by the board of directors (or if no vice president who is a member of the board of directors shall have been designated as executive or senior vice president, then such vice presidents as are members of the board of directors in the order specified by the board of directors) shall perform the duties and exercise the powers of the president during the absence or disability of the president if the office of the chairman of the board is vacant. The vice presidents shall perform such other duties as may be delegated to them by the board of directors, any executive committee, the chairman of the board or the president.

     SECTION 8. SECRETARY. The secretary shall attend all meetings of the shareholders, and of the board of directors and of any executive committee, and shall preserve in the books of the corporation true minutes of the proceedings of all such meetings. He or she shall safely keep in his or her custody the seal of the corporation, if any, and shall have authority to affix the same to all instruments where its use is required or permitted. He or she shall give all notice required by the Act, these bylaws or resolution. He or she shall perform such other duties as may be delegated to him or her by the board of directors, any executive committee, the chairman of the board or the president.

     SECTION 9. TREASURER. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he or she shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors whenever requested an account of all his or her transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he or she shall keep in force a bond in form, amount and with a surety or sureties satisfactory to the board of directors, conditioned for faithful performance of the duties of his or her office, and for restoration to the corporation in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his or her possession or under his or her control belonging to the corporation. He or she shall perform such other duties as may be delegated to him or her by the board of directors, any executive committee, the chairman of the board or the president.

     SECTION 10. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary or assistant secretaries, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer or assistant treasurers, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer. Any assistant treasurer, if required by the board of directors, shall keep in force a bond as provided in Section 9 of this Article. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or by the treasurer, respectively, or by the board of directors, any executive committee, the chairman of the board or the president.

     SECTION 11. DELEGATION OF AUTHORITY AND DUTIES BY BOARD OF DIRECTORS. All officers, employees and agents shall, in addition to the authority conferred, or duties imposed, on them by these bylaws, have such authority and perform such duties in the management of the corporation as may be determined by resolution of the board of directors not inconsistent with these bylaws.


                                  ARTICLE VI

                                INDEMNIFICATION

     SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS: CLAIMS BY THIRD PARTIES. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (an "Indemnitee") who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partner-ship, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its share-holders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     SECTION 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS: CLAIMS BROUGHT BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify an Indemnitee who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made under this Section for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation except to the extent authorized in Section 6 of this Article.

     SECTION 3. ACTIONS BROUGHT BY THE INDEMNITEE. Notwithstanding the provisions of Sections 1 and 2 of this Article, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee except as otherwise provided herein with respect to the enforcement of this Article, unless such action, suit, proceeding or claim (or part thereof) was authorized by the board of directors of the corporation.

     SECTION 4. APPROVAL OF INDEMNIFICATION. An indemnification under Sections 1 or 2 of this Article, unless ordered by the court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article, as the case may be, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. This determination and evaluation shall be made in any of the following ways:

     (a) By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

     (b) If a quorum cannot be obtained in subsection (a), by majority vote of a committee duly designated by the board of directors and consisting solely of two (2) or more directors not at the time parties or threatened to be made parties to the action, suit or proceeding.

     (c) By independent legal counsel in a written opinion, which counsel shall be selected in one (1) of the following ways:

          (i) By the board of directors or its committee in the manner prescribed in subsection (a) or (b).

          (ii) If a quorum of the board of directors cannot be obtained under subsection (a) and a committee cannot be designated under subsection (b), by the board of directors.

     (d) By all independent directors (if any directors have been designated as such by the board of directors or shareholders of the corporation) who are not parties or threatened to be made parties to the action, suit, or proceeding.

     (e) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

In the designation of a committee under subsection (b) or in the selection of independent legal counsel under subsection (c)(ii), all directors may participate.

     SECTION 5. ADVANCEMENT OF EXPENSES. The corporation may pay or reimburse the reasonable expenses incurred by an Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if all of the following apply:

     (a) The Indemnitee furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article.

     (b) The Indemnitee furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct.

     (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the Act.

The undertaking required by subsection (b) must be an unlimited general obligation of the Indemnitee but need not be secured. Determinations and evaluations of payments under this Section shall be made in the manner specified in Section 4 of this Article.

     SECTION 6. COURT APPROVAL. An Indemnitee who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth in Sections 1 and 2 of this Article or was adjudged liable as described in Section 2 of this Article, but if he or she was adjudged liable, his or her indemnification is limited to reasonable expenses incurred.

     SECTION 7. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled to indemnification under Sections 1 or 2 of this Article for a portion of expenses, including reasonable attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

     SECTION 8. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Any person who is not covered by the foregoing provisions of this Article and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the board of directors.

     SECTION 9. OTHER RIGHTS OF INDEMNIFICATION. The indemnification or advancement of expenses provided under Sections 1 through 8 of this Article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation, bylaws, or a contractual agreement. The total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in Sections 1 through 8 of this Article continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, personal representatives, and administrators of the person.

     SECTION 10. DEFINITIONS. "Other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

     SECTION 11. LIABILITY INSURANCE. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the pertinent provisions of the Act.

     SECTION 12. ENFORCEMENT. If a claim under this Article is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its board of directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 13. CONTRACT WITH THE CORPORATION. The right to indemnification conferred in this Article shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article is in effect, and any repeal or modification of this Article shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     SECTION 14. APPLICATION TO A RESULTING OR SURVIVING CORPORATION OR CONSTITUENT CORPORATION. The definition for "corporation" found in Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Article. The indemnification and other obligations set forth in this Article of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Article for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

     SECTION 15. SEVERABILITY. Each and every paragraph, sentence, term and provision of this Article shall be considered severable in that, in the event a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms, or provisions shall not be affected, and this Article shall be construed in all respects as if the invalid or unenforceable matter had been omitted.


                                  ARTICLE VII

                              STOCK AND TRANSFERS

     SECTION 1. SHARE CERTIFICATES: REQUIRED SIGNATURES. The shares of the corporation shall be represented by certificates which shall be signed by the chairman of the board of directors, vice chairman of the board of directors, president or a vice president and which also may be signed by another officer of the corporation. The certificate may be sealed with the seal of the corporation or a facsimile of the seal. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were the officer at the date of issue.

     SECTION 2. SHARE CERTIFICATES: REQUIRED PROVISIONS. A certificate representing shares of the corporation shall state upon its face all of the following:

     (a)  That the corporation is formed under the laws of this state.

     (b)  The name of the person to whom issued.

     (c) The number and class of shares, and the designation of the series, if any, which the certificate represents.

A certificate representing shares issued by a corporation which is authorized to issue shares of more than one (1) class shall set forth on its face or back or state on its face or back that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

     SECTION 3. REPLACEMENT OF LOST OR DESTROYED SHARE CERTIFICATES. The corporation may issue a new certificate for shares or fractional shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may require the owner of the lost or destroyed certificate, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged lost or destroyed certificate or the issuance of such new certificate.

     SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

     SECTION 5. TRANSFER AGENT AND REGISTRAR. The board of directors may appoint a transfer agent and a registrar in the registration of transfers of its securities.

     SECTION 6. REGULATIONS. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

     SECTION 1. DISTRIBUTIONS IN CASH OR PROPERTY. The board of directors may authorize and the corporation may make distributions to its shareholders subject to restriction by the articles of incorporation and/or unless otherwise limited by the articles of incorporation, these bylaws or the Act.

     SECTION 2. RESERVES. The board of directors shall have power and authority to set apart such reserve or reserves, for any proper purpose, as the board in its discretion shall approve, and the board shall have the power and authority to abolish any reserve created by the board.

     SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board of directors, the chairman of the board or president, or in the case of their absence or inability to act, the vice presidents, in order of their seniority, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a consent in writing in lieu of a meeting of shareholders or a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or she or his or her duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board of directors by resolution from time to time may confer like power upon any other person or persons.

     SECTION 4. CHECKS. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for that purpose.

     SECTION 5. CONTRACTS, CONVEYANCES, ETC. When the execution of any contract, conveyance or other instrument has been authorized without specification of the executing officers, the chairman of the board, president or any vice president, and the secretary or assistant secretary, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this corporation.

     SECTION 6. CORPORATE BOOKS AND RECORDS. The corporation shall keep books and records of account and minutes of the proceedings of its shareholders, board of directors and executive committees, if any. The books, records and minutes may be kept outside this state. The corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the records.

     SECTION 7. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

     SECTION 8. SEAL. If the corporation has a corporate seal, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Michigan." The seal may be used by causing it or a facsimile to be affixed, impressed or reproduced in any other manner.


                                  ARTICLE IX

                                  AMENDMENTS

     SECTION 1. The shareholders or the board of directors may amend or repeal the bylaws or adopt new bylaws unless the articles of incorporation provide that the power to adopt new bylaws is reserved exclusively to the shareholders or that these bylaws or any particular bylaw shall not be altered or repealed by the board of directors. Such action may be taken by written consent or at any meeting of shareholders or the board of directors; provided that if notice of any such meeting is required by these bylaws, it shall contain notice of the proposed amendment, repeal or new bylaws. Amendment of these bylaws by the board of directors requires the vote of not less than a majority of the members of the board then in office.

DEFS2\297031.1\065647-00001

                                   NUMATECH

                  AMENDMENT TO THE BYLAWS OF THE CORPORATION
                     ADOPTED BY THE BOARD OF DIRECTORS ON
                                March 31, 1998


     SECTION 4. CHIEF EXECUTIVE OFFICER. Unless otherwise designated by the board of directors, the chairman of the board shall be the chief executive officer of the Corporation. The designation of the chief executive officer may be changed at any special meeting of the board of directors. The president shall be the chief executive officer whenever the office of chairman of the board is vacant. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect.